Exhibit 5.1

February 25, 2020

Veracyte, Inc.
6000 Shoreline Court, Suite 300
South San Francisco, CA 94080
Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the registration by Veracyte, Inc., a Delaware corporation (the “Company”), of 376,732 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issued to NanoString Technologies, Inc., a Delaware corporation (the “Selling Stockholder”), pursuant to that certain License and Asset Purchase Agreement by and between the Company and Selling Stockholder dated December 3, 2019. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-231173) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 2, 2019 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus supplement dated February 25, 2020, filed with the Commission pursuant to Rule 424(b)(7) under the Securities Act (the “Prospectus Supplement” and, together with the Registration Statement, the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Restated Certificate of Incorporation filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws (the “Restated Bylaws”), the Registration Statement, together with the Exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated February 25, 2020 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than, the existing Delaware General Corporation Law.
In connection with our opinions expressed below, we have assumed (i) that at or prior to the time of the delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or Restated Bylaws, (ii) that at or prior to the time of the delivery of any Shares as set forth in the Registration Statement, the Prospectus and any applicable free writing prospectus, the Registration Statement will be in effect and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iii) that the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and (iv) that there will not have occurred any change in law affecting the validity or enforceability of such Shares. We also have assumed that the delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto.

This opinion is intended solely for use in connection with the sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP

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